                                                                  Exhibit (d)(4)




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                         American Retirement Corporation
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                                as Warrant Agent
                                WARRANT AGREEMENT
                         Dated as of __________ __, 2002

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
                                TABLE OF CONTENTS


SECTION 1.  Definitions...................................................................................     1
SECTION 2.  Appointment of Warrant Agent..................................................................     4
SECTION 3.  Form of Warrant Certificates..................................................................     4
SECTION 4.  Execution of Warrant Certificates.............................................................     5
SECTION 5.  Registration, Countersignature and Issuance of Temporary Warrant Certificates.................     5
SECTION 6.  Transferability...............................................................................     7
SECTION 7.  Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificates............................    10
SECTION 8.  Offices for Exercise, Etc.....................................................................    11
SECTION 9.  Duration of Warrants..........................................................................    11
SECTION 10. Exercise, Exercise Price, Settlement and Delivery.............................................    11
SECTION 11. Adjustment of Exercise Price and Number of Shares Purchasable.................................    13
SECTION 12. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.........    16
SECTION 13. Taxes on Shares Issued........................................................................    16
SECTION 14. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.......................    17
SECTION 15. Fractional Warrants and Fractional Shares.....................................................    17
SECTION 16. Notice to Warrant Agent and Warrantholders Prior to Certain Actions...........................    18
SECTION 17. Merger, Consolidation or Change of Name of Warrant Agent......................................    18
SECTION 18. Warrant Agent.................................................................................    19
SECTION 19. Change of Warrant Agent.......................................................................    20
SECTION 20. Rights of Holders.............................................................................    21
SECTION 21. Notices to Company and Warrant Agent..........................................................    21
SECTION 22. Supplements and Amendments....................................................................    22
SECTION 23. Successors....................................................................................    22
SECTION 24. Termination...................................................................................    22
SECTION 25. Governing Law.................................................................................    22
SECTION 26. Benefits of this Agreement....................................................................    22
SECTION 27. Counterparts..................................................................................    23

Exhibit A   Form of Stock Purchase Warrant...............................................................    A-1

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                                WARRANT AGREEMENT

      This Warrant Agreement (this "Agreement"), dated as of _________________, 2002, between American Retirement Corporation, a Tennessee corporation (together with any successor thereto, the "Company"), and U.S. Bank National Association, as warrant agent (together with any successor warrant agent, the "Warrant Agent").

         WHEREAS, the Company has made an offer to exchange (the "Exchange Offer") for each $1,000 principal amount of its 5 3/4% Convertible Subordinated Debentures Due 2002 (the "Old Convertible Debentures") a combination of its (i) newly issued Series A Senior Subordinated Notes Due 2002, (ii) newly issued Series B Senior Subordinated Notes Due 2009, and (iii) 13 warrants (each, a "Warrant" and, collectively, the "Warrants"), each Warrant to purchase one (1) share of Common Stock (as defined in Section 1 hereof), subject to adjustment as set forth in Sections 11 and 12 of this Agreement.

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and this Agreement sets forth, among other things, the terms and conditions on which the Warrants will be issued, exchanged, cancelled, replaced and exercised.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS.

      "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), "control," as used with respect to any specified person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

      "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or a duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.

      "Business Day" means any day that is not a Legal Holiday.

      "Cashless Exercise" has the meaning specified in Section 10(c).

      "Close of Business" means 5 p.m., Eastern time.

      "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such market or exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

      "Common Stock" shall mean the common stock of the Company as the same exists at the date of the execution of this Agreement or as such stock may be constituted from time to time.

      "Company" has the meaning specified in the preamble hereto.

      "Corporate Office," or other similar term, means the office of the Warrant Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at 150 Fourth Avenue, North, Nashville, Tennessee 37219; provided, however, that with respect to any exercise, exchange, transfer or surrender of the Warrants, "Corporate Office" means the office of the Warrant Agent at 180 East Fifth Street, St. Paul, Minnesota 55105 or such other or additional offices as may be specified by the Warrant Agent.

      "Current Market Value" means the average of the daily Closing Prices per share of Common Stock for the 30 consecutive Trading Days immediately prior to the date in question; provided that if there is no Closing Price on a particular Trading Day during such 30-Trading Day period, such average will be computed excluding such Trading Day.

      "Custodian" means U.S. Bank National Association, with respect to the Warrants in global form, or any successor entity thereto.

      "Definitive Warrant" shall mean a Warrant Certificate (other than a Global Warrant) in definitive, registered form.

      "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, The Depository Trust Company until a successor shall have been appointed and become such pursuant to the applicable provisions of this Agreement, and thereafter, "Depositary" shall mean or include such successor.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Offer" has the meaning specified in the preamble hereto.

      "Exercise Date" has the meaning specified in Section 10(d).

      "Exercise Form" has the meaning specified in Section 10(a).

      "Exercise Price" has the meaning specified in Section 10(b).

      "Expiration Date" has the meaning specified in Section 9.

      "Global Warrant" has the meaning specified in Section 3.

      "Legal Holiday" is a Saturday, a Sunday or a day on which the banking institutions in the State of New York are not required to be open.

      "Net Number" has the meaning specified in Section 10(c).

      "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by one of the President, the Chief Executive Officer, an Executive Vice President or a Senior Vice President or any other Vice President (whether or not designated by a number or numbers or word added before or after the title "Vice President"), that is delivered to the Warrant Agent.

      "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, which is delivered to the Warrant Agent.

      "Person" or "person" shall mean an individual, a corporation, a limited liability company, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

      "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any combination of cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or exercised for any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Trading Day" shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange, as applicable, is open for business or (z) if the applicable security is not so admitted for trading or quoted or listed, any day other than a Legal Holiday.

      "Trustee" has the meaning specified in the preamble hereto.

      "Warrant" has the meaning specified in the preamble hereto.

      "Warrant Agent" means U.S. Bank National Association and, subject to the provisions of Section 19, shall also include its successors and assigns, and if at any time there is more than one person acting in such capacity hereunder, "Warrant Agent" means each such person.

      "Warrantholder" or "holder" as applied to any Warrant, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Warrant is registered on the Warrant Register.

      "Warrant Certificates" has the meaning specified in Section 3.

      "Warrant Number" has the meaning specified in Section 10(b).

      "Warrant Register" has the meaning specified in Section 5(a).

      SECTION 2. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

      SECTION 3. FORM OF WARRANT CERTIFICATES. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Warrants may be listed or designated for issuance, or to conform to usage.

      The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer of the Company executing such Warrant Certificates, as evidenced by such officer's execution of such Warrant Certificates.

      So long as the Warrants are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Warrants issued hereunder shall be represented by a Warrant Certificate in global form (the "Global Warrant") registered in the name of the Depositary or the nominee of the Depositary.

      The terms and provisions contained in the forms of the Warrant Certificates attached hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement. The Global Warrant shall represent such number of the outstanding Warrants as shall be specified therein and shall provide that the aggregate number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, on the records of the Warrant Agent, as Custodian for the Depositary, or hereinafter provided.

      SECTION 4. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates evidencing __________ Warrants to purchase initially an aggregate of up to __________ shares of Common Stock shall be executed on or prior to the date hereof by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent hereby is authorized to countersign and deliver Warrant Certificates as required hereby in accordance with the provisions of this Agreement.

      Each Warrant Certificate, whenever issued, shall be dated the date of countersignature thereof by the Warrant Agent pursuant to Section 5 either upon initial issuance or upon exchange, substitution or transfer, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the Chief Executive Officer or the President or an Executive Vice President or a Senior Vice President or any other Vice President (whether or not designated by a number or number of words added before or after the title "Vice President") of the Company, and shall be attested by the manual or facsimile signature of the Chief Financial Officer or Treasurer or Assistant Treasurer or Secretary or an Assistant Secretary of the Company.

      In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent and issued and delivered pursuant to Section 5, such Warrant Certificates nevertheless may be countersigned and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

      SECTION 5. REGISTRATION, COUNTERSIGNATURE AND ISSUANCE OF TEMPORARY WARRANT CERTIFICATES.

      (a) REGISTRATION. The Warrant Certificates shall be issued in registered form only. Warrant Certificates distributed as provided for herein shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be distributed. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided (the "Warrant Register"). Such Warrant Register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Warrant Agent is hereby appointed "Warrant Registrar" for the purpose of registering Warrant Certificates and transfers of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

      The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

            (b) COUNTERSIGNATURE AND DELIVERY. The Warrant Certificates shall be countersigned by the Warrant Agent by manual signature and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. The Warrant Certificates shall be numbered and shall be registered.

      Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the Chief Executive Officer or the President or an Executive Vice President or a Senior Vice President or any other Vice President (whether or not designated by a number or number of words added before or after the title "Vice President") and attested by the manual or facsimile signature of the Chief Financial Officer or Treasurer or Assistant Treasurer or Secretary or Assistant Secretary of the Company, and shall specify the number of Warrants to be countersigned, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as is necessary or as the Warrant Agent may reasonably request. Without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section 4 hereof, to countersign the Warrant Certificates and deliver them. Such countersignature shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

      In case any authorized signatory of the Warrant Agent who shall have countersigned any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall have been issued and delivered, such Warrant Certificate nevertheless may be issued and delivered as though the person who countersigned such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent. Any Warrant Certificate may be countersigned on behalf of the Warrant Agent by such persons as, at the actual time of countersignature of such Warrant Certificates, shall be the duly authorized signatories of the

Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

            (c) TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute, and the Warrant Agent shall, upon written request of the Company, countersign and deliver, temporary Warrant Certificates, which may be printed, lithographed, typewritten or otherwise produced, and which shall be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

            If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 8 hereof. Subject to the provisions of Section 6(e) hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute, and the Warrant Agent shall countersign and deliver in exchange therefor, one or more definitive Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a temporary Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Warrant Certificate.

SECTION 6. TRANSFERABILITY.

            (a) TRANSFER AND EXCHANGE. A Holder may transfer its Warrants only by complying with the terms of this Agreement and the Warrant Certificates. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the Warrant Register. Furthermore, any holder of the Global Warrant shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry.

            (b) REGISTRATION OF TRANSFERS AND EXCHANGES. The Warrant Agent shall from time to time register in the Warrant Register the transfer or exchange of any outstanding Warrant Certificates, upon surrender thereof to the Warrant Agent at its Corporate Office accompanied by a written instrument of transfer in the form of the assignment appearing at the end of the form of the Warrant Certificate attached as Exhibit A hereto, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer or exchange, one or more new Warrant Certificates of like tenor and in authorized denominations and representing in the aggregate a like number of Warrants shall be issued to the transferee or the exchanging holder, as the case may be. Warrant Certificates surrendered for exchange, transfer, exercise or conversion shall be cancelled by the Warrant Agent. Warrant Certificates cancelled as provided in this

Section 6 shall then be disposed of by the Warrant Agent in a manner reasonable satisfactory to the Company.

      Neither the Company nor the Warrant Agent shall be required to exchange or register a transfer of any of the Warrants surrendered for exercise or, if a portion of any Warrant is surrendered for exercise, such portion thereof surrendered for exercise.

      The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and this Section 6, the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated herein.

            (c) BOOK-ENTRY PROVISIONS FOR THE GLOBAL WARRANT. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Warrants. Initially, the Global Warrants shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Warrant Agent as custodian for Cede & Co. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the right of a beneficial owner of any Warrants.

      Notwithstanding any other provisions of this Agreement (other than the provisions set forth in this Section 6(c)), transfers of the Global Warrant shall be limited to transfers of the Global Warrant in whole, but not in part, to the Depositary, its successors or their respective nominees. The transfer and exchange of beneficial interests in the Global Warrant shall be effected through the Depositary (but not the Warrant Agent or the Custodian) in accordance with this Agreement and the rules and procedures of the Depositary.

      If at any time the Depositary for the Global Warrant notifies the Company that it is unwilling or unable to continue as Depositary for the Global Warrant, the Company may appoint a successor Depositary with respect to the Global Warrant. If a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Warrant Agent, upon receipt of an Officers' Certificate requesting the Warrant Agent to countersign and deliver Definitive Warrants, will countersign and deliver Definitive Warrants, representing an aggregate number of Warrants equal to the number of Warrants represented by the Global Warrant, in exchange for the Global Warrant, and upon delivery of the Global Warrant to the Warrant Agent the Global Warrant shall be canceled.

      Definitive Warrants issued in exchange for all or a part of a Global Warrant pursuant to the third paragraph of this Section 6(c) shall be registered in such names and for such authorized numbers of Warrants as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. Upon execution by the Company and countersigning by the Warrant Agent, the Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Definitive Warrants are so registered.

      Any transfer of a portion of the beneficial interests in the Global Warrant that cannot be effected through book-entry settlement at the Depositary must be effected by the delivery to the transferee (or its nominee) of a Definitive Warrant registered in the name of the transferee (or its nominee) on the books maintained by the Warrant Agent in accordance with the transfer restrictions set forth herein. With respect to any such transfer, the Warrant Agent or the Custodian, at the direction of the Warrant Agent, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate number of Warrants represented by the Global Warrant to be reduced by the number of Warrants represented by the beneficial interest in the Global Warrant being transferred and, following such reduction, the Company will execute and the Warrant Agent will countersign and deliver to the transferee (or such transferee's nominee, as the case may be), a Definitive Warrant for the appropriate aggregate number of Warrants in the name of such transferee (or its nominee).

      At such time as all interests in a Global Warrant have been canceled or repurchased, the Global Warrant shall be, upon receipt thereof, canceled by the Warrant Agent in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in the Global Warrant is exercised for Common Stock in accordance with the provisions of this Agreement and the procedures of the Depository, the number of Warrants represented by the Global Warrant shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced and an endorsement shall be made on the Global Warrant, by the Warrant Agent or the Custodian, at the direction of the Warrant Agent, to reflect such reduction or increase.

      The Global Warrant may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Custodian, by the Depositary or to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Warrants may be listed or traded or designated for issuance or to conform with any usage with respect thereto.

      The registered holder of the Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Agreement or the Warrants.

      (d) DUTIES OF THE WARRANT AGENT WITH RESPECT TO TRANSFERS. The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Warrant Certificate (including any transfers between or among Agent Members or beneficial owners of interests in the Global Warrant) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            (e) TRANSFER FEES AND TAXES. No service charge shall be charged to the Warrantholder for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection with the issue and delivery of Warrant Certificates in any name other than that of such Warrantholder.

            (f) SURRENDER OF WARRANT CERTIFICATES. All Warrants surrendered for the purpose of exercise, repurchase, exchange or registration of transfer, shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company, and, except as expressly permitted by any of the provisions of this Agreement, no Warrants shall be issued in lieu thereof. Upon written instructions of the Company, the Warrant Agent shall dispose of canceled Warrants in accordance with its customary procedures.

      SECTION 7. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

      The Warrant Agent is hereby authorized to countersign in accordance with the provisions of this Agreement and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

      SECTION 8. OFFICES FOR EXERCISE, ETC. So long as any of the Warrants remain outstanding, the Company will designate and maintain an office or agency within the continental United States where the Warrant Certificates may be presented for exercise, registration of transfer and exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section 5(c) hereof), and where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent's Corporate Office as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Corporate Office and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

      SECTION 9. DURATION OF WARRANTS. The Warrants shall expire at the Close of Business on September 30, 2009 (such date, the "Expiration Date"). Each Warrant may be exercised on any Business Day on or prior to the Close of Business on the Expiration Date.

      Any Warrant not exercised before the Close of Business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

      SECTION 10. EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY.

            (a) EXERCISE. Subject to the terms and conditions hereof, a holder electing to exercise one or more Warrants will be required to surrender the Warrant Certificate evidencing such Warrants, or the Definitive Warrants, to the Warrant Agent at the Corporate Office with the exercise form appended to the Warrant Certificate (the "Exercise Form") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, together with a cash payment or certified or official bank check payable to the order of the Company representing the aggregate Exercise Price in the event that such holder elects the cash payment option in Section 10(c), and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution.

            (b) WARRANT SHARES; EXERCISE PRICE. Each Warrant shall initially be exercisable by a holder for one (1) share of Common Stock, subject to adjustment as provided in Sections 11 and 12 of this Agreement (the "Warrant Number"). Each of the Warrants may be exercised by the holder thereof, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to the Close of Business on the Expiration Date, initially at a price per share of Common Stock of $3.50, subject to adjustment as provided in Sections 11 and 12 of this Agreement, (the "Exercise Price").

            (c) WARRANT EXERCISE. A Warrantholder may exercise, at its option, its Warrants by (i) paying the Exercise Price in cash, by certified or official bank check payable to the order of the Company, or (ii) on a net shares settlement basis. In the event that a holder elects the net shares settlement basis, the holder, upon exercise of the Warrant, will receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula:

      X        =        Y x (A-B)
                        ---------
                            A

For purposes of the foregoing formula:

      X = the Net Number of shares of Common Stock to be issued to the holder.

      Y = the number of shares of Common Stock subject to this Warrant for which the Warrant is being exercised.

      A = the Current Market Value of one share of Common Stock on the date this Warrant is being exercised.

      B  =  the Exercise Price in effect at the time of such exercise.

For purposes of this Agreement, an exercise of a Warrant in accordance with the provisions of the formula outlined above is called a "Cashless Exercise." If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In accordance with Section 10(f) hereof, if any holder exercises less than all of the Warrants evidenced by a Warrant Certificate, a new Warrant Certificate will be issued to such holder for the remaining number of Warrants. All provisions of this Agreement shall be applicable with respect to an exercise of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Except as may be provided in Section 11 hereof, no payment or adjustment shall be made on account of any dividends on the shares of Common Stock issued upon exercise of a Warrant.

      The Company agrees to provide an Officers' Certificate setting forth the applicable Current Market Value upon the request of the Warrant Agent or otherwise whenever, by the terms of this Agreement, the Warrant Agent is required to take any action which requires a determination of the Current Market Value, and the Warrant Agent may rely upon such Officers' Certificate without inquiry. In no event shall the Warrant Agent be required to determine or verify, as of any date, the Current Market Value or, pursuant to Section 15, the fair value of a Warrant or of a share of Common Stock. If the Warrant Agent is required by the terms of this Agreement to make a calculation or distribution, or to take any other action, that requires the determination of the Current Market Value or any such fair value, the Warrant Agent may decline to take such action until it has received an Officers' Certificate setting forth the Current Market Value or fair value that is to be applied on the applicable date.

            (d) EXERCISE DATE. The "Exercise Date" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraph (a) of this Section 10 are received by the Warrant Agent at or prior to 11:00 a.m., Eastern time, on a date that is a Business Day and the exercise of the Warrants will be effective as of such Exercise Date. If any items referred to in the first sentence of such paragraph (a) are received after 11:00 a.m., Eastern time, on a date that is a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraph (a) are received by the Warrant Agent at or prior to the Close of Business on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

            (e) WARRANT AGENT REPORT OF EXERCISES. Upon the exercise of a Warrant in accordance with the terms hereof, the Warrant Agent shall as soon as practicable advise the Company in writing of (i) the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, (ii) the instructions of each exercising holder of the Warrant Certificates with respect to method of exercise and delivery of the shares of Common Stock to which such holder is entitled upon such exercise, and
(iii) such other information as the Company shall reasonably request.

            (f) ISSUANCE AND DELIVERY OF COMMON STOCK. Subject to Section 6 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall either (1) credit such aggregate number of shares of Common Stock to which the holder is entitled to the holder's or its nominee's balance account maintained on the books of the Company or its transfer agent or (2) issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants a certificate evidencing the shares of Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Exercise Form, as appended to the Warrant Certificate. Such certificate evidencing the shares of Common Stock shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such shares of Common Stock as of the Close of Business on the Exercise Date. After such exercise of any Warrant or Warrants, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

      SECTION 11. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant in accordance with the provisions of this Agreement are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the Close of Business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 11(a) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the date upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the date upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the date upon which such subdivision or combination becomes effective.

            (c) The Company may make such reductions in the Exercise Price, in addition to those required by Sections 11(a) and (b) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

      To the extent permitted by applicable law, the Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Exercise Price is reduced pursuant to the preceding sentence, the Company shall mail to the holder of each Warrant at his last address appearing on the Warrant Register a notice of the reduction at least 15 days prior to the date the reduced Exercise Price takes effect, and such notice shall state the reduced Exercise Price and the period during which it will be in effect.

            (d) The adjustments required by Sections 11(a) and (b) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment in the Exercise Price or the Warrant Number shall be required to be made under this Section 11 unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

            (e) Whenever the Exercise Price is to be adjusted as provided in this Section 11, the Company shall promptly file with the Warrant Agent an Officers' Certificate setting forth the Exercise Price and Warrant Number after giving effect to such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until the Warrant Agent shall receive such Officers' Certificate, the Warrant Agent may assume without further inquiry that neither the Exercise Price nor the Warrant Number has been changed and that the most recent Exercise Price and Warrant Number of which it is aware remain in full force and effect and the Company shall indemnify the Warrant Agent for any liability resulting from this reliance or the Company's failure to notify Warrant Agent of any adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and adjusted Warrant Number and the date on which each adjustment becomes effective and shall cause the Warrant Agent to mail such notice of such adjustment of the Exercise Price and Warrant Number to the holder of each Warrant at his last address appearing on the Warrant Register, within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

            (f) In any case in which this Section 11 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.

            (g) Upon each adjustment of the Exercise Price pursuant to this
Section 11, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 11(g) to the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 11.

            (h) The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 11, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.


      SECTION 12. EFFECT OF RECLASSIFICATIONS, CONSOLIDATIONS, MERGERS OR SALES ON CONVERSION PRIVILEGE. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Warrant Agent a supplemental agreement in form satisfactory to the Warrant Agent providing that the holder of each Warrant then outstanding shall have the right to exercise such Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental agreement shall provide for adjustments of the Exercise Price which shall be as nearly equivalent as may be practicable to the adjustments of the Exercise Price provided for in Section 11. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Warrants as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

      In the event the Company shall execute a supplemental agreement pursuant to this Section 12, the Company shall promptly file with the Warrant Agent an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Warrants upon the exercise of their Warrants after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

      If this Section 12 applies to any event or occurrence, Section 11 shall not apply.

      SECTION 13. TAXES ON SHARES ISSUED. The issue of stock certificates upon exercise of Warrants shall be made without charge to the exercising Warrantholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Warrant exercised, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      SECTION 14. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK. The Company shall reserve, free from preemptive rights, and keep available out of its authorized but unissued shares of Common Stock, sufficient shares of Common Stock for issuance upon exercise of the Warrants from time to time as such Warrants are presented for exercise.

      Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take all corporate action that may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Exercise Price.

      The Company covenants that all shares of Common Stock issued upon exercise of Warrants will be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      The Company further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange, Nasdaq National Market or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon exercise of the Warrants.

      SECTION 15. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

            (a) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the fair value of a full Warrant. For purposes of this Section 15(a), the fair value of a Warrant shall be the Closing Price of the Warrant on the Trading Day immediately prior to the date on which such fractional Warrant would have been otherwise issuable, as set forth in an Officers' Certificate delivered to the Warrant Agent pursuant to Section 10(c) and on which the Warrant Agent may rely without further inquiry.

            (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence such fractional shares. In lieu of such fractional shares, there shall be paid to the registered holder of the Warrant Certificate at the time such Warrant Certificate is exercised, as herein provided, an amount in cash equal to the same fraction of the fair value of a share of Common Stock. For purposes of this
Section 15(b), the fair value
of a share of Common Stock shall be the Closing Price of a share of Common Stock on the Trading Day immediately prior to the date of such exercise, as set forth in an Officers' Certificate delivered to the Warrant Agent pursuant to Section 10(c) and on which the Warrant Agent may rely without further inquiry.

      SECTION 16. NOTICE TO WARRANT AGENT AND WARRANTHOLDERS PRIOR TO CERTAIN ACTIONS. In the event:

            (a) that the Company shall declare a dividend (or any other distribution) on its Common Stock in Common Stock, or

            (b) that the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants, or

            (c) of any reclassification or change of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or conveyance of all or substantially all of the property or business of the Company as an entity, or

            (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause an Officers' Certificate to be filed with the Warrant Agent and notice to be mailed to each holder of Warrants at such holder's address appearing on the Warrant Register as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up; provided, however, that the Warrant Agent shall not be charged with knowledge of any such action unless and until it shall have received such Officers' Certificate and any such notice given shall not satisfy the Company's obligation under Section 11(e) herein unless such is specifically stated in such Officers' Certificate and the Warrant Agent is notified of such by the Company.

      SECTION 17. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate business of the Warrant Agent (including the administration of this Agreement), shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor warrant agent or in the name of the successor warrant agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

      SECTION 18. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

            (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

            (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

            (c) The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

            (d) The Warrant Agent may conclusively rely upon and shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement (as shall be agreed to from time to time), to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in connection with the execution and administration of its duties under this Agreement and to fully indemnify the Warrant Agent and save it harmless against any and all liabilities, claims, damages, losses and expenses including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution and administration of its duties under this Agreement except as determined by a court of competent jurisdiction to have been caused by its gross negligence or willful misconduct. In no event shall the Warrant Agent be liable for punitive, consequential or incidental damages.

            (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to it for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

            (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof and no duties shall be inferred or implied against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

      SECTION 19. CHANGE OF WARRANT AGENT. The Warrant Agent may resign upon 30 days' notice to the Company. If the Warrant Agent resigns or shall become incapable of acting as Warrant Agent, the Company shall promptly appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the resigning or incapacitated Warrant Agent or the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state of the United States of America, and must have at the time of its appointment as Warrant Agent (together with its corporate parent) a combined capital and surplus of at least $50 million. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor warrant agent as the case may be.

      SECTION 20. RIGHTS OF HOLDERS. Except as expressly contemplated herein, holders of unexercised Warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the shareholders, (iii) to consent to any action of the shareholders, (iv) to exercise any preemptive right or to receive notice of any other proceedings of the Company or (v) to exercise any other rights whatsoever as shareholders of the Company.

      SECTION 21. NOTICES TO COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                           American Retirement Corporation
                           111 Westwood Place, Suite 200
                           Brentwood, Tennessee 37027
                           Attention:  Corporate Secretary
                           Telephone:  (615) 221-2250 (collect)
                           Facsimile:  (615) 221-2269

      In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

      Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage pre-paid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                           U.S. Bank National Association
                           150 Fourth Avenue North
                           Nashville, Tennessee 37219

                           TN-02-1711
                           Attention:  Corporate Trust Services
                           Telephone: (615) 880-4009
                           Facsimile: (615) 401-4730

Any notice to the Warrant Agent shall be effective only upon receipt.

      SECTION 22. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that the written consent of the holders of Warrant Certificates representing a majority of the Warrants then outstanding (but not including any Warrants then held by the Company or its Affiliates) is required to amend or supplement the Warrant Agreement in any manner that would have a material adverse effect on the interests of the Warrantholders and provided further, that the consent of each holder of the Warrants affected is required for any amendment that would increase the Exercise Price or decrease the Warrant Number, except, in either case, pursuant to the adjustments provided for in Section 11.

      It shall not be necessary for the consent of the Warrantholders under this
Section 22 to approve the particular form of any proposed supplemental warrant agreement, but it shall be sufficient if such consent shall approve the substance thereof.

      SECTION 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 24. TERMINATION. This Agreement shall terminate at the Close of Business on September 30, 2009. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

      SECTION 25. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

      SECTION 26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

      SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      [Remainder of page intentionally left blank. Signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                         AMERICAN RETIREMENT CORPORATION

                                         By:
                                            ------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         U.S. BANK NATIONAL ASSOCIATION

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                                                       EXHIBIT A

                         FORM OF STOCK PURCHASE WARRANT

                        AMERICAN RETIREMENT CORPORATION

No. ________________                                    CUSIP No. _____________

THE FOLLOWING PARAGRAPH SHALL APPEAR ON THE FACE OF EACH GLOBAL WARRANT:

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR WARRANTS IN DEFINITIVE FORM, THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OF A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY ("DTC") (55 WATER STREET, NEW YORK, NEW
YORK) SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE WARRANT AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SO LONG AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             STOCK PURCHASE WARRANT

            REPRESENTING _________ WARRANTS TO PURCHASE COMMON STOCK

      This certifies that _______________________, or its registered assigns, is the registered owner of _________ Warrants, each expiring September 30, 2009, and each of which entitles the registered owner thereof (the "Warrantholder"), to purchase at any time prior to the expiration hereof from American Retirement Corporation, a Tennessee corporation (the "Company"), one (1) share of Common Stock (the "Common Stock"), par value $0.01 per share, of the Company at an exercise price of $3.50 per share of Common Stock (the "Exercise Price"), which number of shares and Exercise Price are subject to adjustment as provided in the Warrant Agreement hereinafter referred to.

      The Warrants evidenced by this Warrant Certificate are issued under and in accordance with the Warrant Agreement, dated as of ________________, 2002 (the "Warrant Agreement"), between the Company and U.S. Bank National Association, as warrant agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof and which Warrant Agreement hereby is incorporated by reference in and made a part hereof.

      Reference hereby is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Warrantholders. The summary of the terms of the Warrant Agreement contained in this Warrant is qualified in its entirety by express reference to such agreement. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

      As provided in the Warrant Agreement, and subject to the terms and conditions set forth therein, the Warrants shall be exercisable at any time during the period commencing on the date of the Warrant Agreement and ending at 5:00 p.m., Eastern time, on September 30, 2009 (the "Expiration Date").

      Any Warrant not exercised before the Close of Business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under the Warrant Agreement shall cease.

      The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon exercise of Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Warrant Agent a supplemental agreement in form satisfactory to the Warrant Agent providing that the holder of each Warrant then outstanding shall have the right to exercise such Warrant for the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental agreement shall provide for adjustments of the Exercise Price which shall be as nearly equivalent as may be practicable to the adjustments of the Exercise Price provided for in Section 11 of the Warrant Agreement. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Warrants as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of
Section 12 of the Warrant Agreement shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

      In the event the Company shall execute a supplemental indenture pursuant to Section 12 of the Warrant Agreement, the Company shall promptly file with the Warrant Agent an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Warrants upon the exercise of their Warrants after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

      The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence such fractional shares. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented. In lieu of any fractional shares, there shall be paid to the registered holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the fair value of a share of Common Stock. For purposes of this calculation, the fair value of a share of Common Stock shall be the Closing Price of a share of Common Stock on the Trading Day immediately prior to the date of such exercise.

      The Company covenants that it will at all times through 5:00 p.m., Eastern time, on the Expiration Date (or, if the Expiration Date shall not be a Business Day, then on the next-succeeding Business Day) reserve, free from preemptive rights, and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, sufficient shares of Common Stock for issuance upon exercise of the Warrants from time to time as such Warrants are presented for exercise. The Company covenants that all shares of Common Stock issued upon exercise of Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

      The initial issuance of certificates of Common Stock upon the exercise of Warrants shall be made without charge to the exercising Warrantholders for any tax in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the registered holders of the Warrants exercised, subject to the restrictions on transfer set forth herein and in the Warrant Agreement; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      Subject to the restrictions on transfer set forth herein and in the Warrant Agreement, this Warrant and all rights hereunder are transferable by the registered Warrantholder hereof, in whole or in part, on the Warrant Register, upon surrender of this Warrant Certificate duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached "Form of Assignment," by the registered Warrantholder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and the Warrant Agent will countersign and deliver to such Warrantholder a new Warrant Certificate or Warrant Certificates with respect to any portion not so transferred. Each taker and holder of this Warrant, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant Agreement, the Company and the Warrant Agent may treat the person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding.

      This Warrant Certificate may be exchanged at the Corporate Office for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

      Prior to the exercise of the Warrants represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to receive dividends or other distributions, to receive shareholder notice of or vote at any meeting of the shareholders, to consent to any action of the shareholders, to exercise any preemptive right or to receive notice of any other proceedings of the Company or to exercise any other rights whatsoever as shareholders of the Company except as provided in the Warrant Agreement.